Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Black Box Corporation
Lawrence, Pennsylvania
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-75254, 33-75252, 33-92656, 333-01978, 333-34839, 333-34837, 333-81521, 333-81523, 333‑64410, 333-64412, 333-100294, 333-100295, 333-116550, 333-116551, 333-125839, 333-125840, 333-129838, 333-146202, 333-157467 and 333-196079) of Black Box Corporation of our reports dated May 11, 2017 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Black Box Corporation's internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois
May 11, 2017